As filed with the Securities and Exchange Commission on March 11, 2014
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
iPass Inc.
(Exact name of registrant as specified in its charter)

Delaware	93-1214598
(State of Incorporation)	(I.R.S. Employer Identification No.)
3800 Bridge Parkway
Redwood Shores, CA 94065
(650) 232-4100
(Address of Principal Executive Offices, including Zip Code)
2003 Equity Incentive Plan
2003 Non-Employee Directors Plan
2003 Employee Stock Purchase Plan
(Full title of the plans)
Evan L. Kaplan
President and Chief Executive Officer
iPass Inc.
3800 Bridge Parkway
Redwood Shores, CA 94065
(650) 232-4100
(Name, address, and telephone number, including area code, of agent for service)
Copies to:

Timothy J. Moore	Karen Willem
Cooley LLP	Senior Vice President and Chief Financial Officer
3175 Hanover Street	iPass Inc.
Palo Alto, CA 94304-1130	3800 Bridge Parkway
(650) 843-5000	Redwood Shores, CA 94065
(650) 232-4100

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered (1)	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee
Common Stock, par value $0.001 per share	4,117,061 shares	$1.535	$6,319,689	$814

(1)
This represents an increase in the number of shares of common stock of the registrant reserved for issuance under the plans pursuant to the evergreen provisions contained therein, consisting of: 3,222,551 shares issuable pursuant to the 2003 Equity Incentive Plan; 250,000 shares issuable pursuant to the 2003 Non-Employee Directors Plan; and 644,510 shares issuable pursuant to the 2003 Employee Stock Purchase Plan. Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of Registrant’s Common Stock that become issuable under the plans by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding shares of Registrant’s Common Stock. In addition, pursuant to Rule 416(c) under the Securities Act, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee and non-employee benefit plans described herein.

(2)
Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) under the Securities Act. The price per share and aggregate offering price are based on the average of the high and low prices of the Registrant’s Common Stock on March 5, 2014, as reported on the Nasdaq Global Select Market (pursuant to Rule 457(c) under the Securities Act).

EXPLANATORY NOTE
This Registration Statement on S-8 is being filed for the purpose of registering an additional 4,117,061 shares of the Registrant’s Common Stock to be issued pursuant to the Registrant’s equity incentive plans pursuant to an evergreen provision contained therein, as follows: 3,222,551 shares issuable pursuant to the 2003 Equity Incentive Plan; 250,000 shares issuable pursuant to the 2003 Non-Employee Directors Plan; and 644,510 shares issuable pursuant to the 2003 Employee Stock Purchase Plan.
The Registrant’s Form S-8 Registration Statements filed with the Securities and Exchange Commission (the “Commission”) on July 24, 2003 (File No. 333-107315), August 17, 2004 (File No. 333-118295), December 1, 2005 (File No. 333-130064), March 25, 2010 (File No. 333-165683), March 3, 2011 (File No. 333-172603), March 7, 2012 (File No. 333-179972) and March 15, 2013 (File No.333-187312) each of which relates to the Registrant’s 2003 Equity Incentive Plan, 2003 Non-Employee Directors Plan, and 2003 Employee Stock Purchase Plan, are incorporated herein by reference and made a part hereof.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.	Exhibits.

Exhibit Number

4.1	Amended and Restated Certificate of Incorporation.(1)

4.2	Certificate of Amendment to Amended and Restated Certificate of Incorporation.(2)

4.3	Certificate of Change to Certificate of Incorporation. (3)

4.4	Amended and Restated Bylaws.(4)

4.5	Specimen stock certificate.(5)

5.1	Opinion of Cooley LLP.

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Cooley LLP is contained in Exhibit 5.1 to this Registration Statement.

24.1	Power of Attorney is contained on the signature pages.

99.1	2003 Equity Incentive Plan (6)

99.2	2003 Non-Employee Directors Plan (6)

99.3	2003 Employee Stock Purchase Plan (5)

(1)	Filed as Exhibit 3.1 to our Quarterly Report on Form 10-Q (SEC File No. 000-50327), as amended, filed with the Commission on November 13, 2003, and incorporated by reference herein.

(2)	Filed as Exhibit 3.2 to our Quarterly Report on Form 10-Q (SEC File No. 000-50327), as amended, filed with the Commission on August 7, 2009, and incorporated by reference herein.

(3)	Filed as Exhibit 3.1 to our Current Report on Form 8-K (SEC File No. 000-50327), filed with the Commission on February 3, 2010, and incorporated by reference herein.

(4)	Filed as Exhibit 3.4 to Form 10-Q (SEC File No. 000-50327), filed with the Commission on November 7, 2013, and incorporated by reference herein.

(5)
Filed as the like-described Exhibit to our Registration Statement on Form S-1 (SEC File No. 333-102715), as amended, filed with the Commission on January 24, 2003, and incorporated by reference herein.

(6)	Filed as an appendix to iPass’ Definitive Proxy Statement (SEC File No. 000- 50327), filed with the Commission on July 14, 2009, and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Redwood Shores, State of California, on March 11, 2014.

IPASS INC.

By:	/s/ Evan L. Kaplan
Evan L. Kaplan
President and Chief Executive Officer
POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Evan L. Kaplan, Darin Vickery and Karen Willem, and each of them acting alone, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ EVAN L. KAPLAN Evan L. Kaplan	President, Chief Executive Officer and Director (Principal Executive Officer)	March 11, 2014

/S/ Karen Willem Karen Willem	Senior Vice President and Cheif Financial Officer (Principal Financial Officer)	March 11, 2014

/S/ DARIN R. VICKERY Darin R. Vickery	Vice President and Corporate Controller (Principal Accounting Officer)	March 11, 2014

/S/ JOHN D. BELETIC John D. Beletic	Chairman and Director	March 11, 2014

/S/ PETER C. CLAPMAN Peter C. Clapman	Director	March 11, 2014

/S/ GARY A. GRIFFITHS Gary A. Griffiths	Director	March 11, 2014

/S/ ROBERT J. MAJTELES Robert J. Majteles	Director	March 11, 2014

/S/ SAMUEL L. SCHWERIN Samuel L. Schwerin	Director	March 11, 2014

EXHIBIT INDEX

Exhibit Number

4.1	Amended and Restated Certificate of Incorporation.(1)

4.2	Certificate of Amendment to Amended and Restated Certificate of Incorporation.(2)

4.3	Certificate of Change to Certificate of Incorporation. (3)

4.4	Amended and Restated Bylaws.(4)

4.5	Specimen stock certificate.(5)

5.1	Opinion of Cooley LLP.

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Cooley LLP is contained in Exhibit 5.1 to this Registration Statement.

24.1	Power of Attorney is contained on the signature pages.

99.1	2003 Equity Incentive Plan (6)

99.2	2003 Non-Employee Directors Plan (6)

99.3	2003 Employee Stock Purchase Plan (5)

(1)	Filed as Exhibit 3.1 to our Quarterly Report on Form 10-Q (SEC File No. 000-50327), as amended, filed with the Commission on November 13, 2003, and incorporated by reference herein.

(2)	Filed as Exhibit 3.2 to our Quarterly Report on Form 10-Q (SEC File No. 000-50327), as amended, filed with the Commission on August 7, 2009, and incorporated by reference herein.

(3)	Filed as Exhibit 3.1 to our Current Report on Form 8-K (SEC File No. 000-50327), filed with the Commission on February 3, 2010, and incorporated by reference herein.

(4)	Filed as Exhibit 3.4 to our Form 10-Q (SEC File No. 000-50327), filed with the Commission on November 7, 2013, and incorporated by reference herein.

(5)
Filed as the like-described Exhibit to our Registration Statement on Form S-1 (SEC File No. 333-102715), as amended, filed with the Commission on January 24, 2003, and incorporated by reference herein.

(6)	Filed as an appendix to iPass’ Definitive Proxy Statement (SEC File No. 000- 50327), filed with the Commission on July 14, 2009, and incorporated herein by reference.